                                                                    Exhibit 12.1

                           CANAAN ENERGY CORPORATION
               Calculation of Ratio of Earnings to Fixed Charges

                                                                                                            Three months ended
                                                              Years ended December 31,                            March 31,
                                           ------------------------------------------------------------    --------------------
                                              1995        1996         1997         1998         1999        1999        2000
                                           ---------    --------     --------     --------     --------    --------    --------
Earnings
--------
Pre-tax income                             $  37,884      23,351      223,428      150,339      126,844      66,781      42,268
Add:  interest expense                         2,645          --           --           --           --          --          --
                                           ---------    --------     --------     --------     --------    --------    --------
                                              40,529      23,351      223,428      150,339      126,844      66,781      42,268
                                           ---------    --------     --------     --------     --------    --------    --------

Fixed charges
-------------
Interest expense                               2,645          --           --           --           --          --          --
                                           ---------    --------     --------     --------     --------    --------    --------


Ratio of earnings to
   fixed charges                                15.3          (1)          (1)          (1)          (1)         (1)         (1)
                                           =========

(1) Not applicable since Canaan incurred no interest expense or other fixed charges.